UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2010

ABTECH HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1223 Burrowhill Lane, Mississauga, Ontario, Canada, L5H 4M7
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (905) 274-5231

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 17, 2010, Abtech Holdings, Inc., a Nevada corporation (the “Company”), entered into a merger transaction (the “Merger”) with AbTech Industries, Inc., a Delaware corporation (“AbTech”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Abtech Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and AbTech.

The Company is a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Subject to the satisfaction of the closing conditions set forth in the Merger Agreement and upon the closing of the transactions contemplated by the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of AbTech in exchange for the stockholders of AbTech acquiring a controlling ownership interest in the Company, AbTech will become the Company’s wholly-owned subsidiary, and the Company will acquire the business and operations of AbTech.

 The following description of the terms and conditions of the Merger Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Conversion of AbTech’s Stock.  Immediately prior to the effectiveness of the Merger (the “Effective Time”), the issued and outstanding shares of AbTech’s Series A Preferred Stock (“Preferred Stock”) may, at the election of the holder, be converted into AbTech’s common stock in accordance with its terms, and then converted into the right to receive Merger consideration.  Each issued and outstanding share of AbTech’s common stock, including any shares issued upon the conversion of AbTech’s Preferred Stock, but excluding (i) shares held by AbTech, and (ii) shares held by the Company and Merger Sub, if any, and (iii) dissenting shares, if any, will be converted automatically into 5.259 shares of common stock of the Company (the “Merger Consideration”).  The Merger Consideration will be distributed by AbTech according to the liquidation preferences set forth in AbTech’s Certificate of Incorporation and AbTech’s Certificate of Designation of the Privileges, Rights and Preferences of the Series A Convertible Preferred Stock, or in the absence of such provisions, by law.  At the Effective Time, all shares of AbTech’s common stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

Conversion of AbTech’s Warrants. At the Effective Time, each outstanding warrant to purchase common stock of AbTech immediately prior to the Effective Time will be converted into a warrant to purchase that number of shares of common stock of the Company equal to the amount of Merger Consideration that such warrant holder would have received had such holder exercised such warrant immediately prior to the Effective Time.  At the Effective Time, each outstanding warrant to purchase Preferred Stock of AbTech immediately prior to the Effective Time will be converted into a warrant to purchase the same number of shares of preferred stock of merged AbTech (as the surviving entity of the Merger).  The aggregate exercise price and other terms of such warrants will not be affected or altered by such conversion.

Conversion of AbTech’s Options. At the Effective Time, each outstanding option to purchase common stock of AbTech immediately prior to the Effective Time will be converted into an option to purchase that number of shares of common stock of the Company equal to the amount of Merger Consideration that such option holder would have received had such holder exercised such option immediately prior to the Effective Time.  At the Effective Time, each outstanding option to purchase Preferred Stock of AbTech immediately prior to the Effective Time will be converted into a option to purchase the same number of shares of preferred stock of merged AbTech (as the surviving entity of the Merger).  The aggregate exercise price and other terms of such options shall not be affected or altered by such conversion.

Conversion of AbTech’s Convertible Debt. Holders of notes of Abtech that are convertible into Preferred Stock of Abtech will have the option to retain such notes or convert such notes into common stock of the Company.  If a holder elects to convert its note(s), such note(s) will be converted into Preferred Stock of AbTech in accordance with its terms, such Preferred Stock will then be converted into common stock of Abtech in accordance with its terms, and then such common stock will be converted into the right to receive Merger Consideration.

Post-Merger Capitalization.  At the Effective Time, the authorized capital stock of the Company shall consist of 300,000,000 shares of common stock of the Company, of which 59,000,000 shares shall be issued and outstanding (including the Merger Consideration).

Change in Management.  As of the closing the Merger, the board of directors and management of AbTech will become the board of directors and management of the Company.  Mandi Luis will resign as Chief Executive Officer, President, and Director of the Company, and Robert MacKay will resign as Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director of the Company.  The current directors of AbTech, Olivia H. Farr, David Greenwald, A. Judson Hill, Glenn R. Rink, Jonathan Thatcher, Karl Seitz, and F. Daniel Gabel, will be appointed to the Company’s board of directors.  Mr. Rink will be appointed President and Chief Executive Officer, Mr. Lane J. Castleton will be appointed Vice President, Treasurer, and Chief Financial Officer, and Ms. Farr will be appointed Secretary of the Company.

Financing.  As a condition to closing the Merger, AbTech will receive an aggregate amount of $3,000,000 from the Company, including any advances paid by the Company to AbTech prior to the closing of the Merger.  Each investor who has received or will receive shares of common stock of the Company pursuant to the $3,000,000 private placement will have executed a “lock-up” agreement with the Company placing restrictions on their sales of shares following the Merger.

Section 8 - Other Events

Item 8.01.	Other Events.

On July 19, 2010, the Company issued a press release announcing the proposed Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated July 17, 2010, by and among Abtech Holdings, Inc., Abtech Merger Sub, Inc., and AbTech Industries, Inc.

99.1	Press Release from Abtech Holdings, Inc., dated July 19, 2010, entitled “AbTech Holdings Enters Into Definitive Binding Agreement to Merge With AbTech Industries”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2010	ABTECH HOLDINGS, INC.

	By:	/s/ Mandi Luis
Mandi Luis
President